UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

PIONEER BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-30541	54-1278721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 East Main Street

P.O. Box 10

Stanley, Virginia 22851

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 778-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 8 – OTHER EVENTS

Item 8.01 – OTHER EVENTS

On May 3, 2012, the Board of Directors of Pioneer Bankshares, Inc. ( the “Company”) held a special meeting and voted to file a Form 15 terminating the registration of the Company’s Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company is relying on Section 12(g)(4) of the Exchange Act, as amended by the Jumpstart Our Business Startups Act, which was enacted on April 5, 2012, to terminate its duty with respect to its class of shares of Common Stock. The Section 12(g) deregistration will become effective 90 days after the filing of the Form 15, and thereafter the Company will have no further reporting obligations under the Exchange Act. Until the date of termination, the Company is required to file all reports as required by the Exchange Act Sections 13(a), 14, and 16. Based on the date of the Form 15 filing and the designated 90 day termination period, the Company anticipates that its reporting responsibilities under the Exchange Act will cease on or about August 2, 2012. This deregistration is expected to provide substantial cost savings for the Company in the form of reduced audit, legal, and regulatory filing expense, as well as enabling the Company to focus more on operational and financial objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER BANKSHARES, INC.

/s/ Thomas R. Rosazza
Thomas R. Rosazza
President & CEO

/s/ Lori G. Hassett
Lori G. Hassett
Vice President & CFO

Date: May 3, 2012